EXHIBIT 99.1

NYMEX EUROPE LIMITED TO LAUNCH OPEN OUTCRY TRADING IN LONDON ON SEPTEMBER 12

NEW YORK, N.Y., August 25, 2005 --  NYMEX Europe Limited announced today that it expects to launch its open outcry trading floor on September 12, at 131 Finsbury Pavement, offering Brent crude oil futures and options and Northwest Europe gasoil futures, subject to final regulatory approval.

NYMEX Europe filed its application with the FSA on April 7.  The NYMEX Brent crude oil futures contract commenced trading in Europe in November 2004, when the Exchange opened a trading floor in Dublin.  Trading at its Dublin facility will cease on September 9.

Samuel Gaer, chief executive officer of NYMEX Europe, said, "We are delighted to be able to offer the marketplace what it has asked for -- open outcry trading in London.  Energy industry participants will benefit from the price transparency, market stability, and advanced technology that they have come to expect from NYMEX."

Roy Leighton, chairman of NYMEX Europe, said, "We have worked closely with the Financial Services Authority to ensure that NYMEX Europe meets the needs of our regulators and our customers."

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